Exhibit 99

News Release dated November 14, 2003,
containing financial results
of The Progressive Corporation
for the month of October 2003

PROGRESSIVE	NEWS RELEASE

The Progressive Corporation	Company Contact:

6300 Wilson Mills Road	Thomas A. King

Mayfield Village, Ohio 44143	(440) 395-2260

http://www.progressive.com

FOR IMMEDIATE RELEASE

MAYFIELD VILLAGE, OHIO – November 14, 2003 — The Progressive Corporation today reported the following results for October 2003:

	October	October
(millions)	2003	2002	Change

Net premiums written	$1,169.6	$967.7	21%

Net premiums earned	1,165.1	935.0	25%

Net income	145.7	95.5	53%

Per share	.66	.43	54%

Combined ratio	84.7	91.4	6.7 pts.

See the “Income Statement” for further information.

     Progressive’s Personal Lines business units write insurance for private passenger automobiles and recreation vehicles. Progressive’s Commercial Auto business unit writes primary liability, physical damage and other auto-related insurance for automobiles and trucks owned by small businesses. The Company’s other businesses principally include writing directors’ and officers’ liability insurance and managing the wind down of the Company’s lender’s collateral protection program. See “Supplemental Information” for October’s results.

     The Progressive group of insurance companies ranks third in the nation for auto insurance, offering its products by phone at 1-800-PROGRESSIVE, online at progressive.com and through more than 30,000 independent agencies and insurance brokers. The Progressive Corporation, the holding company, is publicly traded at NYSE:PGR.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
October 31, 2003
($ in millions)(unaudited)

Current Month

	Personal Lines			Commercial
Description				Auto	Other	Companywide
	Agent	Direct	Total	Business	Businesses	Total

Net Premiums Written	$705.9	$322.1	$1,028.0	$138.8	$2.8	$1,169.6

% Growth in NPW	19%	23%	20%	32%	(56)%	21%

Premiums Earned	$711.7	$321.1	$1,032.8	$128.6	$3.7	$1,165.1

% Growth in Premiums Earned	23%	28%	24%	34%	(50)%	25%

Loss/LAE Ratio	65.8	65.9	65.8	61.8	(19.0)	65.1

Expense Ratio	19.7	19.3	19.6	19.0	36.8	19.6

Combined Ratio	85.5	85.2	85.4	80.8	17.8	84.7

Actuarial Adjustments(a) -

Reserve Decrease/(Increase)	$(2.3)	$.3	$(2.0)	$2.5	$2.2	$2.7

Year-to-Date

	Personal Lines			Commercial
Description				Auto	Other	Companywide
	Agent	Direct	Total	Business	Businesses	Total

Net Premiums Written	$6,185.9	$2,779.3	$8,965.2	$1,161.9	$49.5	$10,176.6

% Growth in NPW	25%	30%	26%	37%	(34)%	27%

Premiums Earned	$5,807.9	$2,584.5	$8,392.4	$1,016.8	$56.9	$9,466.1

% Growth in Premiums Earned	26%	32%	28%	41%	(32)%	29%

Loss/LAE Ratio	68.5	67.4	68.2	63.4	49.6	67.5

Expense Ratio	19.5	20.3	19.7	19.9	39.4	19.9

Combined Ratio	88.0	87.7	87.9	83.3	89.0	87.4

Actuarial Adjustments(a) -

Reserve Decrease/(Increase)	$(1.7)	$.2	$(1.5)	$(10.2)	$3.0	$(8.7)

	October	October
	2003	2002	Change

Policies in Force

(in thousands)

Agent – Auto	3,939	3,338	18%

Direct – Auto	1,818	1,509	20%

Other Personal Lines(b)	1,991	1,643	21%

Total Personal Lines	7,748	6,490	19%

Commercial Auto Business	361	284	27%

(a) Represents adjustments based solely on the Company’s corporate actuarial review.

(b) Includes insurance for motorcycles, recreation vehicles, mobile homes, watercraft, snowmobiles, homeowners and similar items.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
INCOME STATEMENT
October 31, 2003
(millions – except per share amounts)
(unaudited)

	Current	Year-to
	Month	Date

Direct premiums written	$1,196.4	$10,407.7

Net premiums written	$1,169.6	$10,176.6

Revenues:

Premiums earned	$1,165.1	$9,466.1

Recurring investment income[1]	37.9	381.9

Net realized gains on securities	10.2	25.9

Service revenues	4.2	34.3

Other income[2]	.2	31.0

Total revenues	1,217.6	9,939.2

Expenses:

Losses and loss adjustment expenses	758.6	6,395.5

Underwriting expenses	228.1	1,880.1

Investment expenses	1.3	9.6

Service expenses	2.5	21.9

Interest expense	8.0	79.8

Total expenses	998.5	8,386.9

Income before income taxes	219.1	1,552.3

Provision for income taxes	73.4	509.0

Net income	$145.7	$1,043.3

COMPUTATION OF EARNINGS PER SHARE

Basic:

Average shares outstanding	216.2	217.4

Per share	$.67	$4.80

Diluted:

Average shares outstanding	216.2	217.4

Net effect of dilutive stock options	3.7	3.6

Total equivalent shares	219.9	221.0

Per share	$.66	$4.72

[1]The following table sets forth the total return for the periods ended October 31, 2003:

	Current	Year-to
	Month	Date

Fully taxable equivalent total return:

Fixed income securities	(.5)%	4.1%

Common stocks	5.8%	21.4%

Total portfolio	.4%	6.6%
[2] Amount represents the estimated interest earned through October on the income tax refund the Company will receive. See the Company’s quarterly report on Form 10-Q for the period ended September 30, 2003, for further information.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
BALANCE SHEET AND OTHER INFORMATION
(millions– except per share amounts)
(unaudited)

October 31,
2003

CONDENSED GAAP BALANCE SHEET:[1]

Investments -

Available-for-sale:

Fixed maturities, at market (amortized cost: $8,969.2)	$9,158.3

Equity securities, at market:

Preferred stocks (cost: $794.4)	819.9

Common equities (cost: $1,589.7)	1,863.3

Short-term investments, at amortized cost (market: $1,256.4)	1,256.4

Total investments	13,097.9

Net premiums receivable	2,154.3

Deferred acquisition costs	431.0

Other assets	1,135.8

Total assets	$16,819.0

Unearned premiums	$4,033.3

Loss and loss adjustment expense reserves	4,452.0

Other liabilities[2]	2,128.0

Debt	1,489.6

Shareholders’ equity	4,716.1

Total liabilities and shareholders’ equity	$16,819.0

Common Shares outstanding	216.0

Shares repurchased – October	.250

Average cost per share	$74.00

Book value per share	$21.83

Return on average shareholders’ equity	28.5%

[1] Pursuant to SFAS 113, “Accounting and Reporting for Reinsurance of Short-Duration and Long-Duration Contracts,” loss and loss adjustment expense reserves are stated gross of reinsurance recoverables on unpaid losses of $217.3 million at October 31, 2003.

[2] Amounts include net unsettled security acquisitions of $826.3 million at October 31, 2003, including repurchase commitment transactions.